American Express Pinnacle Variable AnnuitySM
Registration Number 333-82149

Exhibit 1.2    Resolution of Board of Directors.

Exhibit   3    Form of Selling Agreement

Exhibit 4.1    Form of Deferred Annuity Contract (form 44170).

Exhibit   4    Form of Variable Annuity Application (form 44171).

Exhibit 8.1    Form of Participation Agreement (Variable Ins. Products Fund).

Exhibit 8.2    Form of Participation Agreement (Variable Ins. Product Fund III).

Exhibit   9    Opinion of Counsel and Consent.

Exhibit  10    Consent of Independent Auditor.